UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 12, 2023

REBORN COFFEE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41479	47-4752305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

580 N. Berry Street, Brea, CA	92821
(Address of principal executive offices)	(Zip Code)

(714) 784-6369

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	REBN	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements or Certain Officers.

Increase in Board Size

On October 12, 2023, the Board of Directors (the “Board”) of Reborn Coffee, Inc. (the “Company”) increased the size of the Board from five members to six members.

Appointment of Jennifer Tan

On October 12, 2023, the Board appointed Jennifer Tan to fill the vacancy on the Board created by the increase in Board size. Ms. Tan will serve on the Board until the Company’s next annual stockholder meeting or until her successor has been duly appointed and qualified or until her earlier death, resignation, retirement, disqualification, removal from office or other cause. She will not serve on any of the committees of the Board.

Jennifer Tan has over 30 years’ experience as a global entrepreneur in diversified businesses in the U.S., Europe and Asia. Since 2020, she has served as Chief Executive Officer of Hawaii Volcano Tea LP, a tea farm with multiple locations in the Volcano area of Hawaii Island. From 2009 to 2019, Ms. Tan served as Managing Director of Tutti Frutti (China) Limited, developing and executing marketing plans for Tutti Frutti Frozen Yogurt stores on both corporate-owned and franchise retail stores in China, Hong Kong and Macau. From 1997 to 2001, she served as the Managing Director of International Golf & Yacht Club (Hong Kong) Limited and Mass Star Development Limited.

Ms. Tan will not be compensated for her service on the Board.

There are no family relationships between Ms. Tan and any director or executive officer of the Company and she was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. Ms. Tan has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure

On October 12, 2023, the Company issued a press release announcing the appointment of Jennifer Tan. A copy of the press release is furnished herewith as Exhibit 99.1 to the Current Report on Form 8-K.  The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 12, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 17, 2023

REBORN COFFEE, INC.

By:	/s/ Jay Kim
Name:	Jay Kim
Title:	Chief Executive Officer

2